As filed with the Securities and Exchange Commission on July 27, 2004

Registration No. 333-115848

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MICROMUSE INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3288385
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

139 Townsend Street

San Francisco, CA 94107

(Address of principal executive offices) (Zip Code)

1998 Employee Stock Purchase Plan (formerly known as 1997 Employee Stock Purchase Plan)

(Full title of the Plan)

James B. De Golia

Senior Vice President

Micromuse Inc.

139 Townsend Street

San Francisco, CA 94107

(415) 538-9090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

AMENDMENT TO CORRECT CONSENT OF INDEPENDENT AUDITORS

This Amendment No. 1 to Form S-8 is being filed solely to correct and re-file the form of Exhibit 23.1, the consent of KPMG LLP, that was originally filed with Form S-8 (Registration No. 333-115848) on May 25, 2004.

PART II

Item 8.    Exhibits

Exhibit Number	Exhibit
4	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-23783 on Form 8-A, together with any amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) of the Registration Statement*

5.1	Opinion and Consent of Baker & McKenzie*

23.1	Consent of Independent Auditors**

23.2	Consent of Baker & McKenzie is contained in Exhibit 5.1*

24	Power of Attorney. Reference is made to page II-5 of the Registration Statement*

*	Previously filed or incorporated as set forth in the Registration Statement on Form S-8 (Registration No. 333-115848)

**	Filed herewith

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 27th day of July, 2004.

Micromuse Inc.

By:	/s/ Michael L. Luetkemeyer
Michael L. Luetkemeyer Chief Financial Officer, Senior Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Lloyd A. Carney	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 27, 2004

* Michael L. Luetkemeyer	Chief Financial Officer, Senior Vice President and Director (Principal Financial Officer)	July 27, 2004

* Michael E.W. Jackson	Director	July 27, 2004

* David C. Schwab	Director	July 27, 2004

* Kathleen M.H. Wallman	Director	July 27, 2004

/s/ John C. Bolger John C. Bolger	Director	July 27, 2004

/s/ Andrew Del Matto Andrew Del Matto	Chief Accounting Officer, Vice President Global Finance (Principal Accounting Officer)	July 27, 2004

* By:	/s/ Michael L. Luetkemeyer
Michael L. Luetkemeyer Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit Number	Exhibit
4	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-23783 on Form 8-A, together with any amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) of the Registration Statement*

5.1	Opinion and Consent of Baker & McKenzie*

23.1	Consent of Independent Auditors**

23.2	Consent of Baker & McKenzie is contained in Exhibit 5.1*

24	Power of Attorney. Reference is made to page II-5 of the Registration Statement*

*	Previously filed or incorporated as set forth in the Registration Statement on Form S-8 (Registration No. 333-115848)

**	Filed herewith